UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 6, 2008

Date of report (Date of earliest event reported)

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2008, the stockholders of SumTotal Systems, Inc. (the “Company”) approved the Company’s amended and restated 2004 Equity Incentive Plan and the Company’s amended and restated 1999 Employee Stock Purchase Plan. The material changes made to the plans include increasing the common stock reserved for issuance under the 2004 Equity Incentive Plan by 2,000,000 shares and amending the 1999 Employee Stock Purchase Plan so that: i) 1,350,000 shares of the Company’s common stock were reserved for issuance under the plan; ii) the provision in the plan providing for automatic annual increases in the number of shares reserved for issuance under the plan was deleted; iii) the dates of the two semi-annual offering periods in the plan were changed and iv) the plan was extended for a new 10 year term through 2018. These descriptions are qualified in their entirety by the actual plans which are included as Exhibits 10.1 and 10.2 and are incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	SumTotal Systems, Inc. 2004 Equity Incentive Plan, as amended and restated effective June 6, 2008 (Incorporated by reference to Appendix A of the Company’s definitive Proxy Statement on Schedule 14A, filed on April 29, 2008).

10.2	SumTotal Systems, f/k/a Click2learn, 1999 Employee Stock Purchase Plan, as amended and restated effective June 6, 2008 (Incorporated by reference to Appendix B of the Company’s definitive Proxy Statement on Schedule 14A, filed on April 29, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2008

SUMTOTAL SYSTEMS, INC.

By:	/s/ Erika Rottenberg
Name:	Erika Rottenberg
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	SumTotal Systems, Inc. 2004 Equity Incentive Plan, as amended and restated effective June 6, 2008 (Incorporated by reference to Appendix A of the Company’s definitive Proxy Statement on Schedule 14A, filed on April 29, 2008).

10.2	SumTotal Systems, f/k/a Click2learn, 1999 Employee Stock Purchase Plan, as amended and restated effective June 6, 2008 (Incorporated by reference to Appendix B of the Company’s definitive Proxy Statement on Schedule 14A, filed on April 29, 2008).